EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-13278, 33-27498, 33-45699, 33-58340, 33-50395, 33-51615,
33-65301, 333-08549, 333-15089, 333-15089-01 through -04, 333-32909, Form S-4
Nos. 333-22733, 333-22733-01, 333-31061 and Form S-8 Nos. 2-67517, 2-97972,
33-20693, 33-21564, 33-41014, 33-52329, 33-54971, 333-12181, 333-19963,
333-31061, 333-34371, 333-43959 and 333-57427) of our report dated January 21,
1999, (except for Note 28, as to which the date is March 12, 1999), with respect to the consolidated balance sheet of Bankers Trust Corporation and Subsidiaries at December 31, 1998 and December 31, 1997, and the related consolidated statements of income, changes in stockholders' equity, comprehensive income and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the December 31, 1998 Annual Report on Form 10-K of Bankers Trust Corporation. Such report also makes reference to our audit of the combination of Bankers Trust Corporation and Alex. Brown Incorporated as reflected in the combined restated statements of income, changes in stockholders' equity, comprehensive income and cash flows for the year ended December 31, 1996.


                                                      /S/ KPMG LLP
                                                          ------------
                                                          KPMG LLP

New York, New York
March 19, 1999


126  Bankers Trust Corporation and its Subsidiaries